UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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☐	Soliciting Material Pursuant to §240.14a-12

HESKA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 29, 2010
November 26, 2010
Dear Heska Stockholder:
You are invited to attend Heska Corporation’s Special Meeting of Stockholders. The meeting will be held on Wednesday, December 29, 2010, at 9:00 a.m., local time, at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.
We encourage you to vote your shares as soon as possible as described in the enclosed Proxy Statement.
At the meeting, we will be seeking the votes of our stockholders to (1) approve an amendment to our Restated Certificate of Incorporation, as amended, to effect a one-for-ten reverse split of our issued and outstanding shares of common stock, together with a corresponding reduction in the total number of shares of our authorized stock and increase in the par value for such authorized stock, and (2) approve the adjournment of the special meeting, if necessary to solicit additional proxies for the foregoing proposal.
Your vote is important, so please act at your first opportunity. Whether or not you plan to attend the Special Meeting, I hope you will vote as soon as possible. You may vote by mailing a proxy or in person at the Special Meeting. Please review the instructions in the proxy statement and on the proxy card regarding your voting options.
Thank you for your ongoing support of and continued interest in Heska.

Sincerely,

Robert B. Grieve
Chairman and Chief Executive Officer, Heska Corporation
YOUR VOTE IS IMPORTANT
In order to ensure your representation at the meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m., local time, on Wednesday, December 29, 2010

PLACE	Heska Corporation 3760 Rocky Mountain Avenue Loveland, Colorado 80538

ITEMS OF BUSINESS
1.   To approve an amendment to our Restated Certificate of Incorporation, as amended, to effect a one-for-ten reverse split of our issued and outstanding shares of common stock, together with a corresponding reduction in the total number of shares of our authorized stock and increase in the par value for such authorized stock;

2. To approve the adjournment of the Special Meeting, if necessary to solicit additional proxies for Proposal 1; and

3. To consider such other business as may properly come before the special meeting or any postponement or adjournment of the special meeting.

RECORD DATE	You can vote if you were a stockholder of record at the close of business on November 22, 2010.

VOTING BY PROXY	Please submit a proxy as soon as possible so that your shares can be voted at the Special Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card.

November 26, 2010 Loveland, Colorado	By Order of the Board of Directors,

Jason A. Napolitano
Executive Vice President, Chief Financial Officer and Secretary, Heska Corporation

PROXY STATEMENT
ABOUT THE SPECIAL MEETING
This proxy statement (this “Proxy Statement”) is being furnished to holders of all classes of common stock, $0.001 par value per share (collectively, including our NOL Restricted Common Stock, the “Common Stock”), of Heska Corporation (“Heska” or the “Company”). Proxies are being solicited on behalf of the Board of Directors of the Company (the “Board”) to be used at the Special Meeting of Stockholders (the “Special Meeting”) to be held at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538 on Wednesday, December 29, 2010, at 9:00 a.m., local time.
The purpose of the Special Meeting is to approve an amendment (the “Amendment”) to our Restated Certificate of Incorporation, as amended (the “Charter”), to effect a one-for-ten reverse split (the “Reverse Stock Split”) of our issued and outstanding shares of Common Stock together with (1) a corresponding and proportionate reduction in the total number of shares of our authorized stock (the “Share Reduction”), and (2) an adjustment to the par value per share for such authorized stock from $0.001 per share to $0.01 per share (the “Par Value Adjustment”). We are also seeking your vote to approve the adjournment of the Special Meeting, if necessary to solicit additional proxies for the approval of the Reverse Stock Split and Amendment.
This Proxy Statement and the accompanying proxy card are being provided on or about November 26, 2010 to our stockholders of record entitled to vote at the Special Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on Wednesday, December 29, 2010:
The Proxy Statement and Proxy Card are available at https://materials.proxyvote.com/42805E
The Proxy Statement is also available on the Company’s website at www.heska.com. The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.
RECOMMENDATIONS OF THE BOARD OF DIRECTORS
The Board of Directors recommends that you vote FOR the Amendment to effect the Reverse Stock Split and related Share Reduction and Par Value Adjustment, and FOR the adjournment of the special meeting, if necessary to solicit additional proxies for the approval of the Amendment.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING
Q:	What classes of stock does Heska’s Charter authorize?
A:	Our Charter authorizes three classes of stock. First, our Charter authorizes a class of Common Stock and defines it as the “Original Common Stock”. We will refer to this class of stock in these proxy materials as the “Original Common Stock”. Second, our Charter authorizes a class of NOL Restricted Common Stock. We will refer to this class of stock in these proxy materials as the “NOL Restricted Common Stock”. Third, our Charter authorizes a class of Preferred Stock. We shall refer to this class of stock in these proxy materials as “Preferred Stock”. For the purpose of these proxy materials, “Common Stock” shall mean collectively Original Common Stock and NOL Restricted Common Stock.
Q:	How many shares of Common Stock and Preferred Stock are issued and outstanding?
A:	As of November 22, 2010 (the “Record Date”), there were an aggregate of 52,236,930 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.
Q:	Why am I receiving these materials?
A:	The Board is providing these proxy materials for you in connection with Heska’s upcoming Special Meeting. The Special Meeting will take place on Wednesday, December 29, 2010. As a stockholder, you are invited to attend the Special Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.
Q:	What items of business will be voted on at the Special Meeting?
A:	The items of business scheduled to be voted on at the Special Meeting are:
(1)	To approve an amendment to our Restated Certificate of Incorporation, as amended, to effect a one-for-ten reverse split of our issued and outstanding shares of Common Stock, together with a corresponding reduction in the total number of shares of our authorized stock and increase in the par value for such authorized stock; and

(2)	To approve the adjournment of the Special Meeting, if necessary to solicit additional proxies for Proposal 1 (the “Potential Adjournment”).
We will also consider other business that properly comes before the Special Meeting.
Q:	How does the Board recommend I vote on the proposals?
A:	The Board recommends a vote FOR the Reverse Stock Split and FOR the Potential Adjournment.
Q:	Who is entitled to vote?
A:	Stockholders as of the close of business on the Record Date are entitled to vote at the Special Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date. A list of stockholders entitled to vote at the Special Meeting will be available at the Special Meeting and for ten days prior to the meeting during normal business hours at our offices at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.
Q:	How do I vote?
A:	There are two ways you can vote:
(1)	Sign and date each proxy card you receive and return it in the postage prepaid return envelope; or

(2)	Vote in-person at the Special Meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote your shares at the Special Meeting, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the Special Meeting.
If your shares are held of record by a broker, bank or other nominee, you may also be able to vote your shares via the internet or telephone through procedures adopted by your broker, bank or other nominee.

Q:	How can I change my vote or revoke my proxy?
A:	You may revoke your proxy and change your vote by voting in person at the meeting if you have the proper documentation. If you are a registered stockholder, you have the right to revoke your proxy and change your vote at any time before the meeting by notifying our Secretary, or returning a later-dated proxy card.
Q:	Who can help answer my questions?
A:	If you have any questions about the Special Meeting or how to vote or revoke your proxy, you should contact:
Heska Corporation
Attn: Secretary
3760 Rocky Mountain Avenue
Loveland, Colorado 80538
(970) 493-7272
If you need additional copies of this proxy statement or voting materials, please contact our Secretary as described above.
Q:	What does it mean if I get more than one proxy card?
A:	It means that you hold shares registered in more than one account. Sign and return all proxies to ensure that all of your shares are voted.
Q:	Who will serve as inspector of elections?
A:	The inspector of elections will be a representative of Computershare Trust Company, Inc., our transfer agent.
Q:	What are the quorum and voting requirements for the Special Meeting?
A:	The quorum requirement for holding the Special Meeting and transacting business is that holders of a majority of the outstanding shares of our Common Stock entitled to vote must be present in person at the meeting or represented by proxy.

We will count shares underlying proxies containing a “for”, “against”, or “abstain” vote, as well as any signed and returned proxies without any specific voting instructions as “present” for purposes of determining a quorum. If you hold shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to any matters to be acted upon and therefore may not submit a proxy. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and, if so, will not be considered as present and entitled to vote with respect to those matters.

We will consider an abstention or a non-vote on a given matter to be a forfeiture of the right to vote on that matter and a forfeiture of the voting power present at the Special Meeting underlying the forfeited votes regarding that matter. Accordingly, if you abstain or do not vote on a given matter, your shares will not be voted “for” or “against” that matter and will not be considered as present and entitled to vote on that matter. However, you may abstain on a given matter for a certain portion of your shares and vote on the same matter with the remaining portion of your shares without forfeiting the votes underlying the shares you choose to vote. For example, a stockholder who has two accounts with 50 shares in each account may choose to abstain on a proposal with 50 shares and vote for the same proposal with the other 50 shares. In this case, the stockholder would forfeit his right to vote 50 shares on the proposal and would have his other 50 votes count for the proposal. In addition, an abstention or a non-vote on any matter will not affect your ability to vote on any other matter.
The holders of a majority of the outstanding shares of our Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. The Reverse Stock Split is to be approved by a majority of our shares of Common Stock outstanding. The Potential Adjournment is to be approved by the affirmative vote of a majority of the shares of our Common Stock having voting power present in person or by proxy at the Special Meeting and entitled to vote on the subject matter.
Q:	Who can attend the Special Meeting?
A:	All stockholders as of the Record Date can attend. If you wish to vote your shares at the Special Meeting and your shares are held of record by a broker, bank or other nominee, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the Special Meeting.

Q:	What happens if additional matters are presented at the Special Meeting?
A:	Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Special Meeting. If you grant a proxy, the persons named as proxyholders – Robert B. Grieve, Ph.D., our Chairman and Chief Executive Officer, Jason A. Napolitano, our Executive Vice President, Chief Financial Officer and Secretary, and Michael A. Bent, our Vice President, Principal Accounting Officer and Controller – will have the discretion to vote your shares of Common Stock on any additional matters presented for a vote at the meeting.
Q:	Where can I find the voting results of the meeting?
A:	Unless adjourned under Proposal 2, we intend to announce preliminary voting results at the Special Meeting, and publish final voting results in a Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within 4 business days of the Special Meeting. If final voting results are not available within 4 business days after the Special Meeting, we intend to publish preliminary voting results in a Form 8-K to be filed with the SEC on the fourth business day following the Special Meeting and then publish final voting results in a Form 8-K to be filed with the SEC within 4 business days following the final voting results becoming known.
Q:	Who bears the costs of soliciting votes for the Special Meeting?
A:	Heska is making this solicitation and will pay the entire cost of preparing, printing, assembling and mailing these proxy materials. In addition to the mailing of these proxy materials, certain of our officers, directors and employees may solicit proxies on our behalf in person, by telephone, electronic transmission or facsimile. No additional compensation will be paid to these people for such solicitation. We may enlist the assistance of brokerage firms, fiduciaries, custodians and other third party solicitation firms in soliciting proxies. If we elect to engage any such assistance, our arrangements with the solicitation firm(s) will be on customary terms and conditions, the anticipated cost of which is not anticipated to be material to us. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.
PROPOSAL 1
APPROVAL OF AN AMENDMENT TO OUR CHARTER TO EFFECT A ONE-FOR-TEN REVERSE SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, TOGETHER WITH A CORRESPONDING REDUCTION IN THE TOTAL NUMBER OF SHARES OF OUR AUTHORIZED STOCK AND INCREASE IN THE PAR VALUE FOR SUCH AUTHORIZED STOCK
What am I voting on?
You are voting to approve the Amendment to our Charter to effect a one-for-ten reverse split of our issued and outstanding shares of Common Stock, together with a corresponding reduction by a multiple of ten in the total number of shares of our authorized stock available for issuance and increase by a multiple of ten in the par value for our authorized stock from $0.001 par value per share to $0.01 par value per share.
The Board has unanimously authorized the proposed Amendment to effect the Reverse Stock Split and related Share Reduction and Par Value Adjustment and recommends that you vote FOR the approval and adoption of the Amendment.  The form of the proposed Amendment is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.
Why is the Reverse Stock Split necessary?
The Board’s primary objective in proposing the Amendment to effect the Reverse Stock Split is to increase the per share trading price of outstanding Common Stock (the “Traded Shares”) in order to regain and maintain long-term compliance with the minimum bid price listing requirements of the NASDAQ Capital Market.
Heska was notified on October 20, 2008 that the bid price of our Traded Shares had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, did not comply with applicable listing rules for continued listing on The NASDAQ Stock Market (“NASDAQ”). Heska was provided 180 calendar days, or until April 13, 2009, to regain compliance. Shortly after Heska received the notice, however, NASDAQ suspended its enforcement of the minimum bid price requirement from October 16, 2008 through July 31, 2009, resulting in Heska having until January 29, 2010 to regain compliance. On January 29, 2010, Heska met all the initial inclusion criteria for the NASDAQ Capital Market set forth in applicable rules of that market, other than for the bid price. In accordance with other applicable NASDAQ rules, Heska was provided an additional 180 calendar day compliance period, or until July 28, 2010, to regain compliance with the minimum $1.00 bid price per share requirement.

On July 29, 2010, Heska received a letter from the Staff of NASDAQ Listing Qualifications Department indicating that Heska had not regained compliance with NASDAQ’s minimum bid requirements and would be delisted, unless Heska appealed the NASDAQ Staff’s determination. Heska appealed the determination and a hearing was held on September 16, 2010. Based on Heska’s commitment to try to obtain stockholder approval to effect a reverse stock split to bring Heska into compliance with the minimum bid requirement, the NASDAQ hearings panel allowed Heska to remain listed. As a result, Heska may remain listed, provided that on or before January 25, 2011, the closing bid price for our Traded Shares is at or above $1.00 for a minimum of ten consecutive trading days. Should Heska be unable to meet this requirement, the panel is expected to issue a final determination to delist Heska’s Common Stock and suspend trading on The NASDAQ Stock Market effective on the second business day from the date of the final determination.
Depending upon the particular facts and circumstances, the NASDAQ hearing panel may, in its discretion, require that Heska evidence a bid price of at least $1.00 per share for a period in excess of ten consecutive trading days before determining that Heska has complied with the terms of the exception and demonstrated the ability to maintain long-term compliance with the minimum bid price requirement. In determining whether to monitor Heska’s bid price beyond ten trading days, the panel will consider the following four factors: (1) margin of compliance (the amount by which the price is above the $1.00 minimum); (2) trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price); (3) the market maker montage (e.g., if only one of eight market makers is quoting at or above $1.00 and the quote is only for 100 shares then there may be added scrutiny); and (4) the trend of the stock price.
On July 21, 2010, the Board approved the Reverse Stock Split, as a possible means of increasing the share price of our Traded Shares in anticipation of our receipt of a delisting notice from NASDAQ. The Reverse Stock Split is intended to raise the bid price of our Traded Shares to satisfy the $1.00 minimum bid price requirement.  There can be no assurance, however, that the Reverse Stock Split, if implemented, will have the desired effect of sufficiently raising the price of our Traded Shares.
What will happen if Heska’s Traded Shares are delisted from NASDAQ?
If our Traded Shares are delisted from the NASDAQ Capital Market, the Traded Shares may be considered a penny stock under the regulations of the SEC and would therefore be subject to rules that impose additional sales practice requirements on broker-dealers who sell our securities. The additional burdens imposed upon broker-dealers might discourage broker-dealers from effecting transactions in our Traded Shares, which might further affect the liquidity of our Traded Shares. While we believe our Traded Shares would be eligible for quotation on the Over-The-Counter (OTC) Bulletin Board, on Pink OTC Market (formerly known as the “pink sheets”) or on another over-the-counter quotation system if we are delisted from the NASDAQ Capital Market, there can be no assurance thereof or that the liquidity and marketability of our Traded Shares would not decrease significantly even in such a circumstance. For these reasons, we believe that current and prospective investors will view an investment in our Traded Shares more favorably if the shares remain listed on the NASDAQ Capital Market.
What are the anticipated effects of the Reverse Stock Split on existing stockholders of Heska?
The number of shares of our Common Stock held by each stockholder will be reduced as a result of the Reverse Stock Split.  Any outstanding options, warrants or other convertible stock would also be adjusted by the same reverse split ratio.  We will not issue fractional shares of our Common Stock.  Instead, stockholders who otherwise would be entitled to receive a fractional share will receive a cash payment for such fractional share. A reverse stock split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of fewer than 100 shares of our Common Stock.  These odd lots may be more difficult to sell than shares of our Common Stock in even multiples of 100.  Stockholders selling odd lots created by the Reverse Stock Split may incur increased brokerage commissions in selling such shares.
The Reverse Stock Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split, except to the extent that the reverse stock split results in any of Heska’s stockholders receiving cash in lieu of a fractional share or eliminates holders of less than ten shares. The relative voting and other rights that accompany the shares of our Common Stock would not be affected by the Reverse Stock Split.

The following table contains approximate information relating to the Common Stock under the proposed Reverse Stock Split, without giving effect to any adjustments for fractional shares, as of the record date of November 22, 2010.

		Shares	Shares
	Shares Issued	Authorized and	Authorized	Total
	and	Reserved for	and	Authorized
As of November 22, 2010	Outstanding	Issuance (1)	Unreserved	Shares
NOL Restricted Common Stock (pre-split)	52,236,930	3,308,824	19,454,246	75,000,000
If 1-for-10 stock split effected (Public Common Stock)	5,223,693	330,882	1,945,424	7,500,000
Original Common Stock (pre-split)	—	—	75,000,000	75,000,000
If 1-for-10 stock split effected	—	—	7,500,000	7,500,000
Preferred Stock (pre-split)	—	—	25,000,000	25,000,000
If 1-for-10 stock split effected	—	—	2,500,000	2,500,000

(1)	Shares which are authorized and reserved for issuance under the Plans (defined below) and upon the exercise of outstanding options and warrants, assuming the vesting of all unvested shares underlying such options and warrants.
What are the anticipated effects of the Reverse Stock Split on our equity incentive plans?
The Reverse Stock Split, when implemented, will affect outstanding stock awards and options to purchase our Common Stock. Each of Heska’s 1997 Stock Incentive Plan, 1997 Employee Stock Purchase Plan and 2003 Equity Incentive Plan, each as amended to date (collectively, the “Plans”), includes provisions for appropriate adjustments to the number of shares of Common Stock covered by each such plan and to stock options and other grants of stock-based awards under the Plan, as well as the per share exercise price. If stockholders approve the Reverse Stock Split Amendment and the Board implements the Amendment, an outstanding stock option to purchase ten shares of Common Stock would thereafter evidence the right to purchase one share of Common Stock consistent with the Reverse Stock Split ratio, and the exercise price per share would be a corresponding multiple of the previous exercise price.
For example, a pre-split option for 1,000 shares of Common Stock with an exercise price of $0.50 per share would be converted post-split into an option to purchase 100 shares of Common Stock with an exercise price of $5.00 per share. Further, the number of shares of Common Stock reserved for issuance under the plans will be reduced by the same ratio.
Will the Reverse Stock Split have any effect on Heska’s business?
No. We expect our business and operations to continue as they are currently being conducted and the Reverse Stock Split is not anticipated to have any effect upon the conduct of our business. We expect to pay less than $50,000 in consideration to cash out fractional shares.
What effect will the Reverse Stock Split have on Heska’s registration under the Securities Exchange Act of 1934, as amended?
Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. As of November 22, 2010, we had 387 holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Stock Split to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split.
If the Reverse Stock Split is implemented, we currently expect that the Common Stock will continue to be traded on the NASDAQ Capital Market under the symbol “HSKA”, provided that we meet the continued listing requirements (although NASDAQ would add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred).
Will the Reverse Stock Split have any effect on Heska’s recently adopted NOL protective amendment to its Charter?
No, the Reverse Stock Split is not expected to have any impact on the restrictions on any transfers of our stock that could adversely affect our ability to use our domestic net operating losses (“Transfer Restrictions”) or the recently adopted NOL protective amendment to the Charter. New stock certificates to be issued in connection with the Reverse Stock Split are to bear the name Public Common Stock and substantially the following legend:

THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED (THE “CERTIFICATE OF INCORPORATION”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER) THAT IS TREATED AS OWNED BY A FIVE PERCENT SHAREHOLDER UNDER THE CODE AND SUCH REGULATIONS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S CERTIFICATE OF INCORPORATION TO CAUSE THE FIVE PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO ANY PROPERLY INTERESTED PERSON A COPY OF THE CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.
Are there risks associated with the Reverse Stock Split?
Yes, there are certain risks associated with the Reverse Stock Split, including those described below.
There can be no assurance that the total market capitalization of our Traded Shares (the aggregate value of all Traded Shares at the then market price) after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our Traded Shares following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Traded Shares outstanding before the Reverse Stock Split.
There can be no assurance that the market price per share of our Traded Shares after the Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of old shares of our Traded Shares outstanding before the Reverse Stock Split. In many cases, the market price of a given company’s shares declines following a reverse stock split. Accordingly, the total market capitalization of our Traded Shares after the Reverse Stock Split, when and if implemented, may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our Traded Shares following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.
The Reverse Stock Split may not increase our stock bid price sufficiently to maintain a continued listing with NASDAQ and we may not be able to meet other NASDAQ criteria required for listing.
While we expect that the Reverse Stock Split will enable our Traded Shares to qualify for continued listing on the NASDAQ Capital Market and that we will be able to continue to meet on-going quantitative and qualitative listing requirements, we cannot be sure that this will be the case. Negative financial results, adverse business developments, or market conditions could adversely affect the market price of our Traded Shares and jeopardize our ability to meet or maintain applicable NASDAQ listing requirements. Furthermore, in addition to its enumerated listing and maintenance standards, NASDAQ has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to our shares.
A decline in the market price of our Traded Shares after the Reverse Stock Split is implemented may result in a greater percentage decline than would occur in the absence of the Reverse Stock Split, and the liquidity of our Traded Shares could be adversely affected following the Reverse Stock Split.
If the Reverse Stock Split is effected and the market price of our Traded Shares subsequently declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. A reverse stock split may leave certain stockholders with one or more “odd lots”, which are stock holdings of fewer than 100 shares. These odd lots may be more difficult to sell and may incur higher brokerage commissions when sold than shares in multiples of 100, reducing liquidity. In addition, if the reduced number of shares results in an increased price per share, certain smaller investors may be unwilling or unable to purchase our Traded Shares, also reducing liquidity.
How will the Reverse Stock Split be effected?
If the Reverse Stock Split is approved by stockholders at the Special Meeting, we anticipate the Amendment will be filed with the Delaware Secretary of State shortly thereafter and prior to year end 2010. If we adjourn the Special Meeting to solicit additional proxies for the Reverse Stock Split, we anticipate the Amendment will be filed with the Delaware Secretary of State shortly after the required votes to approve the Reverse Stock Split have been obtained and a vote has been held to approve the Reverse Stock Split. The Board may, however, if it deems it advisable to do so, abandon the Reverse Stock Split at any time prior to the filing of the Amendment, without further action by our stockholders. The Reverse Stock Split will be effective as of the date of filing of the Amendment with the Delaware Secretary of State (the “Effective Time”). We intend to issue a press release and file a Form 8-K announcing the filing of the Amendment.

Upon the filing of the Amendment, without further action on our part or on the part of the stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Stock Split ratio of one-for-ten. For example, if you presently hold 1,000 shares of our Common Stock, you would hold 100 shares of our Common Stock as of the Effective Time.
Will Heska issue fractional shares in connection with the Reverse Stock Split?
No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split. If, as a result of the Reverse Stock Split, a stockholder of record would otherwise hold a fractional share, the stockholder will receive a cash payment equal to the fair value of the fractional share as of the Effective Time, as determined by the Board. The Board has approved utilizing the average closing sales price of the Common Stock over the ten trading days immediately preceding the Effective Time, as reported on NASDAQ, for determining fair value, unless otherwise determined by the Board prior to the Effective Time. No transaction costs will be assessed to stockholders for the cash payment. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for fractional shares.
After the Reverse Stock Split, then current stockholders will have no further interest in the Company with respect to fractional shares. Such stockholders will only be entitled to receive the cash payment described above. Such cash payments may reduce the number of post-split stockholders; however, this is not the purpose of the Reverse Stock Split. Stockholders should be aware that under the escheat laws of the relevant jurisdictions, cash payments not timely claimed after the Effective Time may be required to be paid to designated agents for the relevant jurisdictions.
How do I exchange my pre-reverse stock split certificates for new post-reverse stock split certificates?
If we implement the Reverse Stock Split, Heska, our transfer agent, a third party or some combination thereof will act as our “Exchange Agent” for purposes of implementing the exchange of stock certificates.
On or after the Effective Time, our Exchange Agent will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Stock Split shares only by sending our Exchange Agent the stockholders old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Stock Split shares unless and until they surrender their old certificates. You should not forward your certificates to our Exchange Agent until you receive the letter of transmittal, and you should only send in your certificates with the letter of transmittal. If you elect to receive a new stock certificate in the letter of transmittal, our Exchange Agent will send you a new stock certificate after receipt of your properly completed letter of transmittal and old stock certificate(s). If you surrender your old stock certificate(s) but do not elect to receive a new stock certificate in the letter of transmittal, you will hold your shares electronically in book-entry form with our transfer agent as described below. You will not have to pay any service charges in connection with the exchange of your certificates if you comply with the above procedures in a timely fashion.
Certain of our registered holders of our Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If you hold all of your shares of our Common Stock electronically in book-entry form with our transfer agent, you do not need to take any action as your holdings will be electronically adjusted by our transfer agent to give effect to the Reverse Stock Split.
Upon the Reverse Stock Split, we intend to treat shares of our Common Stock held by stockholders in “street name,” that is, through a bank, broker or other nominee, in the same manner as stockholders whose shares of our Common Stock are registered in their names. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold shares of our Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee directly.
If an old stock certificate carries a required restrictive legend, the new stock certificate will be issued with the same restrictive legend, as well as the legend described above to the extent not duplicative.
Will there be any accounting consequences from the Reverse Stock Split?
Net earnings or loss per share and book value per share will be increased as a result of the Reverse Stock Split because there will be fewer shares of our Common Stock outstanding. Appropriate adjustments will be made to the balance sheet to reflect the decrease in issued and outstanding shares, the increase in par value per share and the cash used to repurchase fractional shares. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

What are the United States federal income tax consequences of the Reverse Stock Split?
The following is a summary of Heska’s understanding of certain current United States federal income tax consequences to the Company and its stockholders resulting from the Reverse Stock Split. Foreign, state and local tax treatment, which are not discussed below, may vary from the U.S. federal income tax treatment. Tax laws are subject to interpretation and may change, possibly on a retroactive basis, in the future. Accordingly, you should consult your own tax advisor as to the tax consequences of your particular situation. This summary addresses only those stockholders who hold their shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances. Many types of stockholders, such as financial institutions, tax-exempt organizations (including private foundations), insurance companies, dealers in securities, foreign investors, partnerships and their partners, persons that received their shares pursuant to the exercise of employee stock options or otherwise as compensation, and investors that hold the shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, may be subject to special tax rules. No assurance can be given that possible changes in such United States federal income tax laws or interpretations thereof will not adversely affect this summary. This summary is not binding on the United States Internal Revenue Service (the “IRS”).
This summary assumes that you are one of the following: (i) an individual citizen or resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized under U.S. law (federal or state); (iii) an estate the income of which is subject to federal income taxation regardless of source; (iv) a trust if a U.S. court is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or (v) any other person whose worldwide income and gain is otherwise subject to United States federal income taxation on a net basis.
NO RULING FROM THE IRS HAS BEEN OR WILL BE OBTAINED REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS IN CONNECTION WITH THE REVERSE STOCK SPLIT. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.
Tax Consequences to the Company. We believe that the Reverse Stock Split will be treated as a “recapitalization” for federal income tax purposes. This will result in no material federal income tax consequences to the Company.
Federal Income Tax Consequences to Stockholders Who Do Not Receive Cash in the Reverse Stock Split. If you receive no cash as a result of the Reverse Stock Split, but continue to hold our Common Stock immediately after the Reverse Stock Split, you will not recognize any gain or loss for federal income tax purposes. The aggregate adjusted tax basis of the shares you hold immediately after the Reverse Stock Split will equal the aggregate adjusted tax basis of the shares you held immediately prior to the Reverse Stock Split, and the holding period in those shares immediately after the Reverse Stock Split will be the same as immediately prior to the Reverse Stock Split.
Federal Income Tax Consequences to Stockholders Who Receive Cash in the Reverse Stock Split and Who Will Own, or Will Be Considered under the Internal Revenue Code to Own, Shares of our Common Stock After the Reverse Stock Split. In determining whether you are considered to continue to own shares of our Common Stock for federal income tax purposes immediately after the Reverse Stock Split, you will be treated as owning shares owned by certain family members and by entities in which you have an interest (such as trusts and estates of which you are a beneficiary and certain corporations and partnerships of which you are an owner), and shares you have an option to acquire.
If you receive cash for a fractional share as a result of the Reverse Stock Split, but continue to own our Common Stock, or are treated as continuing to own our Common Stock through attribution as described above, you will recognize capital gain or loss for federal income tax purposes equal to the difference between the cash you receive for the fractional share and your aggregate adjusted tax basis allocable to that share, provided that the receipt of cash either is “not essentially equivalent to a dividend,” or constitutes a “substantially disproportionate redemption of stock,” as described below.
Not Essentially Equivalent to a Dividend. The receipt of cash in the Reverse Stock Split will be “not essentially equivalent to a dividend” if the reduction in your proportionate interest in the Company resulting from the Reverse Stock Split (taking into account for this purpose shares of our Common Stock which you are considered to own under the attribution rules described above) is considered a “meaningful reduction” given your particular facts and circumstances. The IRS has ruled that a small proportionate reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test.

Substantially Disproportionate Redemption of Stock. The receipt of cash in the Reverse Stock Split will be a “substantially disproportionate redemption of stock” if (a) you own less than 50% of the total combined voting power of all classes of stock entitled to vote, and (b) the percentage of our Common Stock owned by you (and by those other stockholders whose shares of our Common Stock you are considered to own under the attribution rules described above) immediately after the Reverse Stock Split is less than 80% of the percentage of shares of our Common Stock owned or deemed owned by you immediately before the Reverse Stock Split.
If the receipt of cash in the Reverse Stock Split is not treated as capital gain or loss under either of these tests, it will be treated first as dividend income to the extent of the ratable share of our current and accumulated earnings and profits allocable to the shares, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in the shares, and finally any remaining amount will be treated as capital gain.
Any capital gain or loss recognized will be long-term capital gain or loss if your holding period with respect to the Common Stock surrendered is more than one year. For individuals, trusts, and estates, long-term capital gain is currently subject to federal income tax at a maximum rate of 15% (under present law, however, this maximum rate is to increase to 20% in 2011). Short-term capital gain is taxed at the same rates as ordinary income. The deductibility of capital losses is subject to limitations.
In general, dividends are taxed at ordinary income rates. However, individuals, trusts, and estates may presently qualify for a lower federal income tax rate (currently 15%) on any cash received in the Reverse Stock Split that is treated as a dividend as described above, provided certain holding period requirements are satisfied. Under present law, however, the preferential rates for dividends for such non-corporate holders will expire at the end of 2010. You should consult with your tax advisor regarding your eligibility for such lower tax rates on dividend income. Tax rates are subject to change, possibly with retroactive effect.
To the extent that cash received by a corporate owner in exchange for Common Stock is treated as a dividend, such corporate owner may be eligible for a dividends-received deduction (subject to applicable limitations) to the extent of the allocable current or accumulated earnings and profits of the Company, and may be subject to the “extraordinary dividend” provisions of Section 1059 of the Internal Revenue Code. Corporate owners should consult with their own tax advisors concerning these provisions.
If you receive cash related to an option to purchase Heska Shares which will yield a fractional share following the Reverse Stock Split, such payment is expected to be treated as ordinary income.
If you, or a person or entity whose ownership of shares would be attributed to you, will continue to hold Common Stock immediately after the Reverse Stock Split, you are urged to consult with your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the Reverse Stock Split, in light of your specific circumstances.
Federal Income Tax Consequences to Stockholders Who Receive Cash in the Reverse Stock Split and Who Will Not Own, and Will Not Be Considered under the Internal Revenue Code to Own, Shares of our Common Stock After the Reverse Stock Split. If you receive cash for a fractional share as a result of the Reverse Stock Split and you do not own, and are not considered to own, our Common Stock immediately after the Reverse Stock Split, you will recognize capital gain or loss for federal income tax purposes equal to the difference between the cash you receive for the shares of our Common Stock and your aggregate adjusted tax basis in those shares.
Backup Withholding. If you are to receive cash as a result of the Reverse Stock Split, you will be required to provide your social security or other taxpayer identification number (and, in some instances, additional information) in connection with the Reverse Stock Split to avoid backup withholding requirements that might otherwise apply. Failure to provide such information may result in backup withholding at a 28% rate. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against your federal income tax liability provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by you upon filing an appropriate income tax return on a timely basis.
Am I entitled to dissenters or appraisal rights in connection with the proposed Amendment?
The holders of shares of our Common Stock will have no dissenters rights of appraisal under Delaware law, our Charter or our Bylaws with respect to the Amendment to effect the Reverse Stock Split and related Share Reduction and Par Value Adjustment.
What vote is required to pass this Proposal?
A majority of our shares of Common Stock outstanding and entitled to vote is required to pass this Proposal.
How does the Board recommend that I vote?
The Board recommends that you vote FOR the Amendment to effect the Reverse Stock Split and related Share Reduction and Par Value Adjustment.

PROPOSAL 2
APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY
TO SOLICIT ADDITIONAL PROXIES FOR THE REVERSE STOCK SPLIT AMENDMENT PROPOSAL
What am I voting on?
We are asking our stockholders to vote on a proposal to approve the adjournment of the Special Meeting, if necessary to solicit additional proxies for Proposal 1 described above.
Why is this proposal necessary?
As discussed above, our Board recommends a vote for the Reverse Stock Split under Proposal 1. The Reverse Stock Split is anticipated to allow Heska to maintain continued listing on the NASDAQ Capital Market, which our Board believes is in the best interest of our stockholders. Heska must have a minimum bid price of $1 or more for a minimum of ten consecutive trading days prior to January 25, 2011 in order to maintain its listing on the NASDAQ Capital Market. In order to implement the Reverse Stock Split, Heska is required under Delaware law to obtain the affirmative vote of a majority of all shares of Common Stock outstanding. While we hope to have a majority of all shares of Common Stock outstanding vote for the Reverse Stock Split at the Special Meeting and implement the Reverse Stock Split prior to year end, it is possible we will not have sufficient votes to do so. For example, we could convene the Special Meeting with a quorum of 55% of shares outstanding and with 49%, 3% and 3% of shares outstanding voting for, against and abstaining on Proposal 1. In this case, Proposal 1 would not pass and we would not be able to implement the Reverse Stock Split. However, if this were to happen and Proposal 2 were to pass, we could solicit and obtain votes underlying an additional 2% of shares outstanding in the week following the Special Meeting, reconvene the Special Meeting, pass Proposal 1 and implement the Reverse Stock Split with sufficient time to comply with the minimum bid price requirement to maintain our continued listing on the NASDAQ Capital Market.
How many votes are needed for this proposal and how are the votes counted?
The affirmative vote of a majority of shares of Common Stock having voting power present in person or by proxy at the Special Meeting and entitled to vote on the subject matter is required to approve this Proposal.
How does the Board of Directors recommend that I vote?
The Board recommends that you vote FOR the approval to adjourn the Special Meeting, if necessary to solicit additional proxies for the Reverse Stock Split Amendment proposal.
OTHER MATTERS
The Board knows of no other business to be transacted at the Special Meeting of Stockholders.
OTHER INFORMATION
Copies of our annual report on Form 10-K/A for the year ended December 31, 2009 are available without charge to stockholders upon written request to the Secretary of Heska at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538. Our annual report and the other reports and information that we file from time to time with the SEC may also be obtained by visiting the investor relations portion of our website at www.heska.com.
“Householding” of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Heska and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent to such householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
OWNERSHIP OF SECURITIES — COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of November 22, 2010 (except where otherwise noted), regarding the beneficial ownership of shares of Common Stock by each director of the Company, by the persons named in the summary compensation table (the “Named Executive Officers”) in the Company’s proxy statement relating to its 2010 annual meeting of stockholders, by all current directors and executive officers of the Company as a group, and by each person who is known by us to be the beneficial owner of more than 5% of our Common Stock. We had 52,236,930 shares outstanding on November 22, 2010.
Beneficial Ownership Table

	Shares	Percentage
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned (1)	Owned (1)
State of Wisconsin Investment Board (2)	8,873,746	17.0%
P.O. Box 7842 Madison, WI 53707
CMC Master Fund, L.P. (3)	7,790,466	14.9%
525 University Avenue, Suite 1400 Palo Alto, CA 94301
Zesiger Capital Group LLC (4)	7,633,423	14.6%
320 Park Avenue, 30th Floor New York, NY 10022
William A. Aylesworth (5)	671,777	1.3%
Peter Eio (5)	449,936	*
G. Irwin Gordon (5)	501,605	*
Robert B. Grieve, Ph.D. (5)(6)	3,062,863	5.6%
Louise L. McCormick (5)	255,951	*
John F. Sasen, Sr. (5)	522,337	*
Michael A. Bent (5)	507,651	*
Michael J. McGinley, Ph.D. (5)	677,212	1.3%
Jason A. Napolitano (5)(7)	2,072,552	3.9%
G. Lynn Snodgrass (8)	187,237	*
All Directors and Executive Officers as a group (9 persons)(5)(6)(7)	8,721,884	14.7%

*	Amount represents less than 1% of our common stock.

(1)	To our knowledge and unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to securities. Shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of November 22, 2010 are deemed outstanding and beneficially owned by the person holding such option for purposes of computing such persons percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Based upon information derived from a Form 13F filed on November 3, 2010 for holdings on September 30, 2010 by State of Wisconsin Investment Board. According to the Form 13F, State of Wisconsin Investment Board has sole power to vote and dispose of 8,873,746 shares.

(3)	Based upon information derived from a Schedule 13D filed September 4, 2009 for holdings by CMC Master Fund, L.P. According to the Schedule 13D, CMC Master Fund, L.P. has sole power to vote and dispose of 7,790,466 shares.

(4)	Based upon information derived from a Form 13F filed November 12, 2010 for holdings on September 30, 2010 by Zesiger Capital Group LLC. According to the Form 13F, Zesiger Capital Group LLC has the sole power to vote 5,439,700 shares and the sole power to dispose of 7,633,423 shares.

(5)	Includes shares underlying options exercisable within 60 days of November 22, 2010 as follows — Mr. Aylesworth: 471,777, Mr. Eio: 429,936, Mr. Gordon: 464,605, Dr. Grieve: 2,465,330, Ms. McCormick: 183,951, Mr. Sasen: 482,414, Mr. Bent: 462,083, Dr. McGinley: 817,951, and Mr. Napolitano: 1,453,104.

(6)	Includes 61,550 shares of common stock held for the benefit of Dr. Grieve’s children and 15,649 shares of common stock held by Dr. Grieve’s wife, all of with respect to which Dr. Grieve disclaims beneficial ownership.

(7)	Includes 6,020 shares of common stock held by Mr. Napolitano’s wife, with respect to which Mr. Napolitano disclaims beneficial ownership.

(8)	Includes 182,833 shares underlying options exercisable within 60 days of November 22, 2010. Mr. Snodgrass left the employment of the Company effective October 15, 2010.
COMMUNICATIONS
How do I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as Directors?
You may submit proposals, including director nominations, for consideration at future stockholder meetings. All proposals or nominations should be addressed to: Secretary, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.
Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the written proposal must be received by our Secretary at our principal executive offices under either (1) Rule 14a-8 under the Exchange Act (a “Rule 14 Proposal”) or (2) the bylaws of Heska (a “Bylaws Proposal”). A Rule 14 Proposal must be received by our Secretary at our principal executive offices no later than December 6, 2010. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of our 2010 annual meeting of stockholders, the deadline for inclusion of proposals in our proxy statement is instead a reasonable period of time before we begin to print and mail our proxy materials. Such proposals also will need to comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a Bylaws Proposal, the stockholder must deliver a written notice of intent to propose such action in accordance with our bylaws, which in general require that the notice be received by us not less than 60 days nor more than 90 days prior to the first anniversary of the date on which notice of the prior year’s annual meeting was mailed to stockholders. The proxy materials for the 2010 Annual Meeting were mailed on April 5, 2010. This means that for the 2011 annual meeting of stockholders, that any such proposal must be received no earlier than January 5, 2011 and no later than February 4, 2011.
Director Nominees: You may propose director candidates for consideration by the Board’s Corporate Governance Committee. Any such recommendations should be directed to our Secretary at our principal executive offices. In addition, you may nominate a director for consideration by Heska’s stockholders if you give timely and adequate notice to our Secretary of your intention to make such nomination in accordance with our bylaws, which require that the notice be received by the Secretary within the time periods described above under “Stockholder Proposals” and with the detail regarding your nomination as is required by our bylaws.
Copy of Bylaw Provisions: You may contact our Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating Director candidates. A copy of our Bylaws has also been filed with the SEC with our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, a copy of which is accessible at the website of the SEC at www.sec.gov.

By order of the Board of Directors,

Robert B. Grieve
Chairman and Chief Executive Officer,
Heska Corporation

APPENDIX A
FORM OF
CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,
OF
HESKA CORPORATION
Heska Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
1. This Certificate of Amendment to the Corporation’s Restated Certificate of Incorporation, as amended (the “Certificate”), has been duly adopted in accordance with the provisions of Section 242 of the DGCL.
2. This Certificate of Amendment to the Certificate amends Article IV of the Certificate by deleting the existing Paragraph A of Article IV in its entirety and substituting therefore a new Paragraph A of Article IV, to read in its entirety as follows:
A. Authorized Stock. The total authorized stock of the Corporation, which shall be an aggregate of 17,500,000 shares, shall consist of three classes: (i) a first class consisting of 7,500,000 shares of Common Stock having a par value of $0.01 per share (the “Original Common Stock”); (ii) a second class consisting of 7,500,000 shares of Public Common Stock having a par value of $0.01 per share (the “Common Stock” or “NOL Restricted Common Stock” and, together with the Original Common Stock, the “Common Stock Securities”); and (iii) a third class consisting of 2,500,000 shares of Preferred Stock having a par value of $0.01 per share (the “Preferred Stock”).
Effective at the time this Certificate of Amendment to the Restated Certificate of Incorporation, as amended, is filed with the Secretary of State of the State of Delaware (the “Effective Time”), (i) each ten shares of Original Common Stock, issued and outstanding or held by the Corporation as treasury stock, if any, shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Original Common Stock, and (ii) each ten shares of Common Stock, issued and outstanding or held by the Corporation as treasury stock, if any, shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock. No fractional shares shall be issued and, in lieu thereof, the holder shall receive a cash payment equal to the fair value, as determined by the Board of Directors, of such fraction shares as of the Effective Time.
3. This Certificate of Amendment shall become effective at the time this Certificate of Amendment to the Restated Certificate of Incorporation, as amended, is filed with the Secretary of State of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this [ • ] day of [ • ], 201[ • ].

Heska Corporation
By:
Name:
Title:

A-1

APPENDIX B
FORM OF PROXY CARD
DECEMBER 29, 2010 SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert B. Grieve, Ph.D., Jason A. Napolitano and Michael A. Bent, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of the Common Stock of Heska Corporation, a Delaware corporation (the “Company”), held of record by the undersigned on November 22, 2010, at the Special Meeting of Stockholders (the “Special Meeting”) to be held at the corporate offices of the Company located at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538 at 9:00 a.m., local time, on Wednesday, December 29, 2010, or at any adjournment or postponement thereof, with all the powers that the undersigned would have if personally present at the meeting.

P R O X Y	The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement, dated November 26, 2010. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Heska Corporation, gives notice of such revocation. This proxy, when properly executed, will be voted in accordance with the specifications made by the undersigned stockholder, and grant discretionary authority as to any and all other matters that may properly come before the meeting.
PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

B-1

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.
1. To approve an amendment to our Restated Certificate of Incorporation, as amended, to effect a one-for-ten reverse split of our issued and outstanding shares of Common Stock, together with a corresponding reduction in the total number of shares of our authorized stock and increase in the par value for such authorized stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.
2. To approve the adjournment of the Special Meeting, if necessary to solicit additional proxies for the Reverse Stock Split Amendment Proposal 1.

FOR	AGAINST	ABSTAIN
☐	☐	☐
PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE.

Mark here ☐ if your address has changed and provide us with your new address in the space provided:

New Address:

	Dated:	, 2010

Signature(s) of Stockholder(s)

Title

Please mark, date, and sign exactly as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON DECEMBER 29, 2010
The Proxy Statement and Proxy Card are available at https://materials.proxyvote.com/42805E